Exhibit 10.16

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this “Amendment”) is made and entered into as of this 5th day of February, 2013, by and between Virginia FP Virginia Center, LLC, a/k/a Virginia Center, LLC, a Virginia limited liability company, successor-in-interest to Principal Life Insurance Company (“Landlord”), and Service Partners, LLC, a Virginia limited liability company, incorrectly identified in the Fifth Amendment (hereinafter defined) as “Services Partners, LLC” (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, through its predecessor-in-interest, and Tenant are parties to a Deed of Lease dated August 10, 1999, as amended by the First Lease Amendment dated October 25, 1999, the Second Lease Amendment dated March 8, 2000, the Third Lease Amendment dated August 1, 2000, the Fourth Lease Amendment dated June 2, 2003, and the Fifth Amendment to Lease (the “Fifth Amendment”) dated February 15, 2008 (collectively, the “Lease”), whereby Tenant leases from Landlord certain premises containing approximately seventeen thousand five hundred ten (17,510) rentable square feet (the “Premises”), located at 1029 Technology Park Drive, Glen Allen, Virginia 23059 (the “Building”), for a Term which expires on February 28, 2013 (the “Current Term”); and

WHEREAS, Landlord and Tenant wish to amend the Lease by extending the Term by an additional seven (7) years, and to otherwise modify the Lease.

NOW THEREFORE, in consideration of the mutual covenants herein made, Landlord and Tenant hereby enter into this Amendment and state as follows:

1.                        RECITALS. The foregoing recitals are incorporated herein by this reference.

2.                        CAPITALIZED TERMS. Unless otherwise defined herein, all capitalized terms shall have the same meaning as they have been assigned in the Lease.

3.                        LANDLORD/TENANT. Landlord is the Landlord (as such term is defined in the Lease) for all purposes under the Lease. Tenant is the Tenant (as such term is defined in the Lease) for all purposes under the Lease.

4.                        TERM. Notwithstanding any provision of the Lease to the contrary, the Term shall be extended by an additional period of time (the “Extension Term”) following the expiration of the Current Term. The Extension Term shall commence on March 1, 2013 (the “Extension Term Commencement Date”) and shall expire at 11:59 p.m. on the last day of the eighty-fourth (84th) full calendar month following Substantial Completion of the Improvements (the “Extension Term Expiration Date”). Notwithstanding any provision in the Lease to the contrary, Tenant shall have no right to further extend the Term of the Lease beyond the Extension Term Expiration Date, except as specifically provided for in Paragraph 9 below. The parties shall execute a Declaration (in the form set forth in Exhibit “C”) after the Extension Term Expiration Date and other relevant dates set forth therein have been established.

5.                        PREMISES. Tenant acknowledges that Tenant is currently in possession of the Premises and Tenant agrees to accept the Premises in its “as is” condition for the duration of the Extension Term, except as expressly set forth in Paragraph 6 below.

6.                        IMPROVEMENTS. (a) Within approximately sixty (60) days following the later of: (i) the date Tenant completes its relocation to the Temporary Space (hereinafter defined), (ii) the date the Construction Documents (hereinafter defined) are approved by Tenant; and (iii) the date the Construction Schedule (hereinafter defined) is approved by Tenant, Landlord at its sole cost and expense shall promptly and diligently Substantially Complete (hereinafter defined) the “turn-key” construction of the Improvements (hereinafter defined) in a good and workmanlike manner in full compliance with all applicable laws, regulations and ordinances. The “Targeted Substantial Completion Date” shall be the sixty-first (61st) day following the later of (i), (ii) and (iii) above. The improvements set forth on the space plan attached hereto as Exhibit “A” (the “Space Plan”) and in the scope of work attached hereto as Exhibit “B” (the “Scope of Work”) are collectively referred to herein as the “Improvements.” Promptly following the execution of this Amendment, Landlord and Tenant shall establish a mutually-acceptable construction schedule (the “Construction Schedule”) for the completion of the Improvements (Landlord and Tenant each agreeing to negotiate in good faith to arrive at such Construction Schedule within one (1) week after delivery to Tenant). For the purposes of this Amendment, “Construction Documents” shall mean the working drawings required by Henrico County to submit for all applicable permits. Landlord will provide the Construction Documents to Tenant within thirty (30) days following the full execution of this Amendment. Tenant will review and approve or provide detailed comments on the Construction Documents within one (1) week of receipt.

(b)   If Tenant requests any changes to the Improvements (the “Tenant Changes”), Tenant must present Landlord with revised drawings and specifications for Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant Changes result in an increase in the hard or soft costs of the Improvements that increases the total costs of the Improvements (“Cost Increase”), then, if Landlord approves the Tenant Changes, Landlord will deliver to Tenant a written change order that sets forth the Tenant Changes and the Cost Increase by reason thereof (“Change Order”). If, and only if, Tenant approves the Change Order in writing, then Landlord shall incorporate the approved Tenant Changes into the Improvements. Notwithstanding any provision of this Amendment to the contrary, Tenant shall pay to Landlord as Additional Rent any Cost Increase associated with an approved Change Order within thirty (30) days following receipt of an invoice from Landlord regarding the same.

(c)  Landlord’s obligations with respect to improvements and alterations of the Premises shall be limited to the Improvements. The Improvements will be constructed using Building standard materials consistent with the materials used in comparable buildings in the Glen Allen, Virginia submarket.

(d)  The parties acknowledge that Tenant is currently in possession of the Premises and therefore Landlord’s ability to complete the Improvements is dependent upon Landlord obtaining access to the Premises, which access is subject to the terms of the Lease. Landlord and Tenant acknowledge that Tenant shall have forty-five (45) days to relocate to the Temporary Space after this Amendment is fully executed. Following such relocation, Landlord shall have unfettered access to the Premises at all times to the extent needed to enable Landlord to complete the Improvements in a timely fashion. Following Tenant’s relocation to the Temporary Space and Tenant’s approval of the construction documents for the Improvements, Landlord agrees to promptly commence and thereafter diligently pursue completion of construction of the Improvements upon receipt of permits and approval of the plans. During the construction of the Improvements, Tenant shall not interfere with or hinder Landlord in any way in its efforts to complete the Improvements. In addition, Tenant shall timely remove all property from the portion of the Premises where work is being performed in order to facilitate Landlord’s ability to complete construction of the Improvements. The parties acknowledge and agree that, during the construction of the Improvements, (i) Tenant will continue to need the use of, and will be given access to, the Premises, and (ii) the Improvements will interfere with Tenant’s use of the Premises, and it is hereby expressly agreed that the same shall not be deemed a constructive eviction of Tenant, nor shall it work an abatement of Base Rent, Additional Rent or any other amounts due under the Lease. Tenant’s obligations set forth in this Paragraph 6(d) are expressly made subject to and conditioned upon Landlord’s compliance with its obligation to make the Temporary Space available for Tenant’s use and occupancy during the entire Temporary Space Term, as provided in Paragraph 11 below.

(e)  “Substantial Completion” and “Substantially Complete(d)” shall mean that (i) the Improvements have been completed in accordance with the Space Plan and the Scope of Work and in compliance with the provisions of Section 6(a) above, except for punch-list items which do not substantially interfere with Tenant’s permitted use of the Premises, which items Landlord shall proceed with all due diligence to complete (it being agreed that Landlord shall complete all such punch-list items within thirty (30) days following receipt of the punch-list as set forth in subsection (f) below), (ii) to the extent required under local building ordinances, the Improvements have passed the final inspection and a temporary or permanent certificate of occupancy has been issued permitting the immediate use and occupancy of the entire Premises, (iii) all utilities, mechanical systems and equipment included in the Improvements are fully functioning, and (iv) the Improvements are in good condition and repair and all construction debris and contractor property have been removed from the Premises. Landlord will notify Tenant of any long lead time items and will allow Tenant to select alternative comparatively priced materials, if Tenant so desires.

(f)  Landlord and Tenant shall jointly prepare a punch-list at the walk-through with the Landlord’s construction manager, which will take place within thirty (30) days following Substantial Completion. Landlord will use commercially reasonable efforts to repair items required to be repaired within thirty (30) days of receipt of such list (which time shall be extended for delays beyond Landlord’s reasonable control).

(g)  Provided all final invoices have been received from the vendors and paid within sixty (60) days after Substantial Completion of the Improvements, Landlord shall provide Tenant with a reasonably detailed statement (the “Landlord Statement”) setting forth (i) the total amount (including both hard and soft costs) paid by Landlord for the Improvements, and (ii) the brokerage fees paid by Landlord in connection with this Amendment (collectively, “Landlord’s Costs”). If Landlord fails to provide such statement within said sixty (60) day period, Tenant shall have the right to make a written request for the same and Landlord shall thereafter provide the statement to Tenant within thirty (30) days of Tenant’s written request. Upon ten (10) business days’ prior written notice to Landlord, Tenant shall have the right, at its sole cost and expense, to review Landlord’s books and records of Landlord’s Costs. In the event such Tenant review reveals a different amount of Landlord’s Costs than set forth in the Landlord Statement, then the parties shall, in good faith, proceed to reconcile and determine the actual amount of Landlord’s Costs based upon Landlord’s books and records.

7.                        RENT. For the remainder of the Current Term, Tenant shall continue to pay Base Rent in the amounts and upon the terms and conditions set forth in the Lease. During the Extension Term, Tenant shall pay Base Rent in the amounts set forth in the following schedule (for purposes of the following schedule, the term “End Date” shall mean the last day of the calendar month in which Substantial Completion of the Improvements occurs, and “Lease Year” shall mean each consecutive twelve (12) month period following the End Date):

Time Period	Per Square Foot Rate	Annual Rent	Monthly Rent
3/1/13 – End Date*	$11.75	N/A	$17,145.21
First Lease Year	$11.25	$196,987.50	$16,415.63
Second Lease Year	$11.48	$201,014.80	$16,751.23
Third Lease Year	$11.71	$205,042.10	$17,086.84
Fourth Lease Year	$11.94	$209,069.40	$17,422.45
Fifth Lease Year	$12.18	$213,271.80	$17,772.65
Sixth Lease Year	$12.42	$217,474.20	$18,122.85
Seventh Lease Year	$12.67	$221,851.70	$18,487.64

* Notwithstanding the foregoing, in the event the Landlord has not Substantially Completed the Improvements by the Targeted Substantial Completion Date (as defined in Paragraph 6(a) above), then Tenant’s obligation to pay Base Rent shall be reduced from the Monthly Rent amount of $17,145.21 to the Monthly Rent amount of $16,415.63, for the period beginning on the day after the Targeted Substantial Completion Date and continuing until the End Date, it being agreed that the Monthly Rent will be pro-rated on a per diem basis for any partial month.

8.                        ADDITIONAL RENT. For the remainder of the Current Term and throughout the Extension Term, Tenant shall continue to pay its Proportionate Share of Operating Expenses, Taxes and Assessments, Casualty Insurance obtained by Landlord, and Utility Charges, to the extent such Utility Charges pertain to the Common Facilities or which are not separately metered, pursuant to the Lease, as well as all other Additional Rent specified in the Lease.

9.                        RENEWAL OPTION. (a) Tenant shall have the conditional right to extend the Term of the Lease (the “Renewal Option”) for one (1) additional term (the “Renewal Term”) of five (5) years beyond the Extension Term at the Base Rent set forth in sub-paragraph (b) below and upon the same terms and conditions set forth in the Lease as amended hereby (except that there will be no further privilege of extension), provided that the following conditions are met:

(i)                                                         Tenant notifies Landlord in writing of its election to exercise the Renewal Option granted hereby at least one hundred eighty (180) days prior to the expiration of the Extension Term;

(ii)                                                      at the time of the exercise of such Renewal Option and for the remainder of the Extension Term thereafter, there is no existing default by Tenant which is not remedied within the applicable cure periods set forth in the Lease;

(iii)                                                   the Lease has not terminated prior to the commencement of the Renewal Term; and

(iv)                                                  at the time of the exercise of such Renewal Option and for the remainder of the Extension Term thereafter, the original named Tenant (or an Affiliate of Tenant, as defined in the Lease) is in possession of and occupying the entire Premises [it being the intent of the parties that this option is personal to the original named Tenant hereunder (or an Affiliate of Tenant) and if such Tenant (or an Affiliate of Tenant) is no longer in possession of and occupying the entire Premises, then this option is void].

(b)  During the first year of the Renewal Term, Tenant shall pay Landlord Base Rent equal to ninety-five percent (95%) of the then-current fair market rate, as determined by Landlord in its sole and absolute discretion. Within approximately thirty (30) days of Landlord’s receipt of Tenant’s notice of its election to exercise the Renewal Option, Landlord will provide Tenant with notice of the proposed Base Rent. Tenant shall have ten (10) business days to accept or reject the proposed Base Rent. If the Tenant rejects the proposed Base Rent, the Lease shall terminate on the Extension Term Expiration Date. If the Tenant accepts the Landlord’s proposed Base Rent, Landlord shall deliver to Tenant a draft of the amendment to the Lease referenced in sub-paragraph (c) below, which amendment shall reflect the exercise of this Renewal Option and include the amount of the proposed Base Rent. During the Renewal Term, Base Rent shall escalate three percent (3%) per year.

(c)  Prior to the commencement of the Renewal Term, upon the request of Landlord, Tenant hereby agrees to execute an amendment to the Lease memorializing said extension of the Term. If Tenant fails to timely notify Landlord of its desire to exercise the Renewal Option granted hereby, then Tenant shall be deemed to have conclusively waived its Renewal Option.

10.              TERMINATION OPTION. (a) Tenant shall have a conditional right to terminate this Lease (the “Termination Option”) as of the last day of the fifth (5th) Lease Year (as such term is defined in Paragraph 7) or at any time thereafter, subject to the satisfaction of all of the following conditions:

(i)               Tenant notifies Landlord in writing of Tenant’s election to exercise its Termination Option (the “Termination Notice”) at least four (4) full calendar months prior to Tenant’s desired early termination date, which Termination Notice must specify Tenant’s desired early termination date (the “Early Termination Date”);

(ii)            at the time of Tenant’s Termination Notice and as of the Early Termination Date, there is no default by Tenant under the Lease beyond any applicable notice and cure period;

(iii)         at the time of Tenant’s Termination Notice, Tenant has not exercised the Renewal Option granted in Paragraph 9 above; and

(iv)        Tenant pays to Landlord, as Additional Rent under the Lease, the Termination Fee (as defined below), which Termination Fee must be paid to Landlord within twenty (20) days after Tenant delivers the Termination Notice.

(b)      The Termination Fee shall be equal to the unamortized portion of the Landlord’s Costs as of the Early Termination Date. For the purpose of determining the unamortized portion of the Landlord’s Costs, all such Landlord’s Costs, along with interest thereon at eight percent (8%) per annum, will be amortized on a straight line basis in equal monthly installments over the period beginning on the End Date and ending on the Extension Term Expiration Date.

(c)       If Tenant properly exercises the Termination Option and the conditions applicable thereto have been satisfied, the Lease shall be deemed terminated on the Early Termination Date, Tenant shall return possession of the Premises to Landlord in broom clean condition and in accordance with the terms of the Lease, and the parties respective rights and obligations under the Lease shall terminate, except for those obligations which accrue prior to such Early Termination Date and those rights and obligations which expressly, or by their nature, survive the termination of the Lease (including all indemnification obligations). If Tenant properly exercises the Termination Option and subsequently fails to timely and properly vacate the Premises and return possession thereof to Landlord on or before the Early Termination Date, Tenant shall be deemed to be holding over in the Premises, which holdover shall be subject to the holdover provisions of the Lease.

11.               TEMPORARY SPACE. (a) Landlord will permit Tenant to use the Temporary Space (hereinafter defined) for general business office use during the period beginning on the next business day following the full execution of this Amendment and ending thirty (30) days after the Improvements are Substantially Completed (the “Temporary Space Term”). The “Temporary Space” means that certain space containing approximately 8,688 rentable square feet and known as Suite 1011 located within the Building, as shown on Exhibit “C” attached hereto and made a part hereof. Notwithstanding any provision herein to the contrary, Landlord warrants that, as of the commencement of the Temporary Space Term, the Temporary Space and all equipment and systems in or servicing same (including the plumbing, electrical, shipping doors, security and HVAC systems) shall be in good working order and condition, and the roof over the Temporary Space shall be free from leaks. Except as otherwise provided herein, the Tenant will accept the Temporary Space for the Temporary Space Term in its then-current “as is” condition.

(b)  Except as otherwise provided in this Paragraph 11, Tenant’s use of the Temporary Space shall be governed by all of the terms of the Lease, including the indemnity provisions thereof, except that Tenant shall not be obligated to pay Base Rent, Operating Expenses, Taxes and Assessments, Casualty Insurance, Utility Charges, or any other Additional Rent specified in the Lease with respect to the Temporary Space, except as set forth below. The Tenant will vacate and return the Temporary Space to the Landlord on or before the expiration of the Temporary Space Term in broom clean condition and in the same condition as the same existed on the date that Landlord delivered possession of the Temporary Space to Tenant, normal wear and tear excepted. If Tenant does not vacate the Temporary Space and return the same to Landlord in the condition set forth above by the forty-sixth (46th) day following Substantial Completion of the Improvements, then Tenant shall pay the Landlord holdover Base Rent for the Temporary Space in an amount equal to $8,507.00 per month until Tenant vacates the Temporary Space and returns the same to Landlord. The holdover Base Rent for the Temporary Space shall be prorated for any period less than one (1) month.

(c)  Tenant shall be solely responsible for contracting with the appropriate utility company for electrical services rendered or furnished to the Temporary Space throughout the Temporary Space Term. The cost of all such electrical services, together with any related installation or connection charges or deposits and all taxes, levies and other charges on such electrical services, shall be borne by Tenant. Tenant shall promptly pay all bills for such electrical services, and Landlord shall be responsible for the cost of all other utility service provided by Landlord to the Temporary Space during the Temporary Space Term. Landlord shall not be liable for any failure to furnish, or for any loss, injury or damage caused by or resulting from any variation, interruption or failure of electrical services.

(d)  Landlord and Landlord’s Agents shall have the right to enter the Temporary Space from time to time upon reasonable prior notice to Tenant (which notice may be oral or written) to show the Temporary Space to prospective tenants. During any such access to the Temporary Space, Landlord shall exercise reasonable efforts to minimize any interference with Tenant’s use of the Temporary Space. Landlord shall also have the right to place “For Rent” signs at the Temporary Space.

12.               REPRESENTATIONS. Landlord and Tenant hereby acknowledge that the Lease is in full force and effect. Landlord and Tenant each hereby acknowledge and represent to the other party that, to the best of such representing party’s knowledge, there is no condition, act or neglect by either party which would constitute a default under the Lease with the giving of notice, the passage of time or both, and that, to the best of the representing party’s knowledge, each party has performed all of its obligations under the Lease and made all payments due thereunder through the date of this Amendment.

13.               RATIFICATION. Unless a term or condition of the Lease is expressly contradicted by the terms of this Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant. In the event that a term of this Amendment is fundamentally inconsistent with a term of the Lease, the terms of this Amendment shall control. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.

14.               ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein. Except as expressly set forth in the Lease and this Amendment, no other terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.

15.               BROKERS. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder with regard to this Amendment except that Landlord represents that it has been represented in this transaction by CB Richard Ellis and First Potomac Management LLC, which brokers will be paid pursuant to a separate agreement with Landlord, and each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the above warranty.

16.               AUTHORITY. The parties each: (i) agrees to execute any and all documents, and to take any other action, that may be necessary to carry out the express terms and intent of this Amendment; (ii) represents that the individuals executing this Amendment on its behalf are duly authorized and empowered to execute this Amendment; and (iii) agrees that this document shall not be construed against any party due to said party drafting this Amendment. This Amendment (a) may be executed in counterparts and all such counterparts, together, shall constitute one and the same document, and (b) may be in the form of facsimile, photocopy or electronically-transmitted copy of a signed counterpart, all of which shall have the same force and effect as an ink-signed original.

17.               BINDING EFFECT. The terms of this Amendment shall be binding upon the parties hereto and their respective successors and assigns.

18.               MISCELLANEOUS. The parties hereby acknowledge and agree that Paragraph 8 of the Fifth Amendment to Lease (Renewal Option) is hereby deleted in its entirety and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto set forth their hands and seals as of the date first set forth above.

ATTEST/WITNESS:	LANDLORD

Virginia FP Virginia Center, LLC,
a/k/a Virginia Center, LLC,
a Virginia limited liability company

	By:	First Potomac Realty
Investment Limited Partnership Its Sole Member
	By:	First Potomac Realty Trust Its General Partner

[ILLEGIBLE]	By	/s/ Anthony R. Beck
	Name:	Anthony R. Beck
	Title:	Vice President
	Date:	2/5/13

ATTEST/WITNESS	TENANT

Service Partners, LLC,
a Virginia limited liability company

[ILLEGIBLE]	By:	/s/ Lawrence F. Lekwin
[ILLEGIBLE]	Name:	Lawrence F. Lekwin
	Title:	Vice President
	Date:	[ILLEGIBLE]

EXHIBIT A

SPACE PLAN

OFFICE 121
OFFICE 120
OFFICE 119
SMALL CONF. ROOM 118
OFFICE 122
OFFICE 123
OFFICE 124
OFFICE 125
SMALL CONF. ROOM 106
OFFICE 105
OFFICE 104
OFFICE 108
OFFICE 107
OFFICE 109
OFFICE 110
MEDIUM CONFERENCE ROOM 103
LARGE CONFERENCE ROOM 102
MEZZ. ABOVE
SMALL CONF. ROOM 117
LOCKED STORAGE 116
LOCKED STORAGE 127
COPY ROOM 112
COMPUTER LAB 117
SERVER ROOM
FILE ROOM 113
RECEPTION 100
WAREHOUSE / STORAGE 126
WAREHOUSE / STORAGE 125
KITCHEN 115
STAFF LOUNGE 114
TRAINING ROOM 101
127'-8"
173'-6"

BUILDING KEY PLAN

[shaded] = FIELD MEASURED

KEY:

- = CMU PARTITION
- = EXISTING PARTITION
- = NEW PARTITION
- = LOW PARTITION
- = DEMOLISHED PARTITION

NOTES:

FIRST POTOMAC IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, COMPUTER WIRING, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED IN THE LEASE. THIS IS A CONCEPTUAL DRAWING ONLY. FIRST POTOMAC MAKES NO REPRESENTATION OR WARRANTY AS TO COMPLIANCE WITH CODES. THIS IS THE RESPONSIBILITY OF THE LICENCED PROFESSIONAL TO REVIEW. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN.

SERVICE PARTNERS
01.02.13
15,060 SQFT - OFFICE
2,450 SQFT - WAREHOUSE
17,510 TOTAL SQUARE FEET

© FIRST POTOMAC MANAGEMENT LLC. ALL RIGHTS RESERVED. THIS MATERIAL MAY NOT BE REPRODUCED, DISPLAYED, MODIFIED OR DISTRIBUTED WITHOUT THE EXPRESS PRIOR WRITTEN PERMISSION OF THE COPYRIGHT HOLDER.

FIRST POTOMAC REALTY TRUST
www.first-potomac.com

VIRGINIA CENTER TECHNOLOGY ONE
1029 TECHNOLOGY PARK DR
GLEN ALLEN, VA 23059

A-1

SERVER ROOM

BUILDING KEY PLAN

= FIELD MEASURED

KEY:

- = CMU PARTITION
- = EXISTING PARTITION
- = NEW PARTITION
- = LOW PARTITION
- = DEMOLISHED PARTITION

NOTES:

FIRST POTOMAC IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, COMPUTER WIRING, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED IN THE LEASE. THIS IS A CONCEPTUAL DRAWING ONLY. FIRST POTOMAC MAKES NO REPRESENTATION OR WARRANTY AS TO COMPLIANCE WITH CODES. THIS IS THE RESPONSIBILITY OF THE LICENCED PROFESSIONAL TO REVIEW. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN.

SERVICE PARTNERS

9/J2/13

15,060 SQFT - OFFICE
2,450 SQFT - WAREHOUSE
17,510 TOTAL SQUARE FEET

© FIRST POTOMAC MANAGEMENT LLC. ALL RIGHTS RESERVED. THIS MATERIAL MAY NOT BE REPRODUCED, DISPLAYED, MODIFIED OR DISTRIBUTED WITHOUT THE EXPRESS PRIOR WRITTEN PERMISSION OF THE COPYRIGHT HOLDER.

FIRST POTOMAC REALTY TRUST

VIRGINIA CENTER TECHNOLOGY ONE
1029 TECHNOLOGY PARK DR
GLEN ALLEN, VA 23059

A-2

EXHIBIT B

SCOPE OF WORK

SERVICE PARTNERS

VT – VIRGINIA CENTER

1029 TECHNOLOGY PARK DRIVE / GLEN ALLEN, VA 23059

SCOPE OF WORK

January 31, 2013

Reference the attached approved space plan dated JANUARY 2, 2013.

DEMOLITION

•    Building demolition as required by the approved space plan and or In accordance with this Scope of Work.

•    Remove all insulation above celling completely.

MILLWORK

•             Existing base and wall cabinets to remain as noted on the referenced Space Plan.

•             All new millwork to be building standard, laminate, ADA compliant, with doors and drawers, adjustable shelves, and brushed chrome 4” wire pulls.

•             Base and wall cabinets with countertop at Break Room, Conference Room & Computer Lab colors to be selected by TENANT.

•             One (1) 3/4” fire treated 4’x8’ sheet of plywood (stamp facing out-unpainted) mounted horizontally on one wall in the Telecom/Network Server Room.

DOORS/FRAMES/HARDWARE

•    Doors and frames are to remain unless noted otherwise on the approved space plan.

•    New suite entry doors, frames, and sidelites to match existing building standard in accordance with the approved space plan.

•             Install borrowed light to measure 2’-tall X 3’-wide in KD-HMF material. Units to be Installed starting at 6-1/2’ AFF. Install as many units as feasible in the wall with the door to the following rooms: 102, 103, 119 & 120.

•    New building standard Interior doors and frames as required and in accordance with the approved space plan.

•             New building standard ADA lever hardware sets at all door locations unless noted otherwise. Locking cylinders on office doors, Telecom/Network Server room, and electrical rooms ONLY.

PARTITIONS

•    Existing partitions are to remain unless otherwise noted on the approved space plan.

•    Whether existing or new, tenant separation partitions are to be slab to slab with insulation.

•             New building standard slab to ceiling grid partitions to be provided throughout in accordance with the approved space plan unless noted otherwise.

•    All new and existing walls are to be insulated.

CEILING

•             Existing ceiling grid and tile to remain unless otherwise noted on the approved space plan. Broken or stained ceiling grid and tile to be repaired or replaced.

•    New building standard ceiling grid and tile to be provided as required throughout.

7600 Wisconsin Avenue,11th Floor, Bethesda, MD 20814

tel  301.986.9200                fax  301.986.6554              www.first-potomac.com

FLOORING

•    New building standard Milliken carpet tile, 36”X36” throughout unless noted otherwise, color to be selected by TENANT.

•    New vinyl composition tile (VCT) at Break Room, color to be selected by TENANT.

•    Provide new building standard vinyl base throughout, color to be selected by TENANT.

•    New building standard hard tile in all Bathrooms. Tile on floors and wet walls only. All colors are to be selected by TENANT.

WALL FINISHES

•             Two (2) new coats of latex paint on all drywall surfaces throughout unless noted otherwise, color to be selected by TENANT. One (1) accent paint color permitted.

•    Two (2) new coats of semi-gloss alkyd enamel paint on all door fames (and exposed metal), color to be selected by TENANT.

WINDOW TREATMENTS

•             Provide all new building standard window treatments, properly sized, at all exterior window openings.

PLUMBING

•    New plumbing fixtures in all Bathrooms, Break Room, Training Room and Mop Sink Installed as required by code.

•    New ADA dishwasher and all associated plumbing in the Break Room.

•    Water line(s) for one (1) refrigerator icemaker and one (1) coffee maker at break room.

•    Water line(s) for one (1) coffee maker at each coffee station(s).

•    Water line and floor drain for Tenant supplied floor mounted ice maker.

•    New building standard water heater.

•    All bathroom(s) to be ADA compliant as required by code including proper number of fixtures.

HVAC

•    HVAC in accordance with the local performance specifications:

•             Building standard supply air diffusers and return air diffusers as required, minimum of one (1) supply air diffuser and one (1) return air diffuser per room.

•    Air filters to be cleaned/replaced at time of occupancy.

•    Air balance report provided when complete to ensure even comfort throughout the leased premises.

•    New building standard bathroom exhaust fans in each Bathroom.

FIRE PROTECTION SYSTEM

•    Building standard fire protection system as required by NFPA and code.

ELECTRICAL SERVICE

•    All wiring to be installed and provided as required by code.

FIRE ALARM SYSTEM

•    Building standard fire alarm system as required by code.

WIRING DEVICES

•             Building standard light switches, minimum one (1) per room, unless noted otherwise. Three-way light switches for rooms with more than one entrance.

•             Building standard electrical receptacles, minimum three (3) duplex per room unless noted otherwise or on the approved space plan. Surge suppressed or isolated ground receptacles are not provided.

•    One (1) 20A dedicated electrical receptacle for each copier.

•    Two (2) 20A dedicated isolated ground quad electrical receptacles in telephone/network server room.

•    Power to support the systems furniture electrical configuration.

•             TV mount to include; clock-type electrical outlet, Tel/Co box and blocking for wall mounting in the following locations: 101, 102, 103 & 122.

•    Install floor boxes in the following locations:

•    101 — 12 boxes total

•    102 — 1 box total

•    103 — 1 box total

•          Install outlet Wiremold at the back wall of the casework in 126. Assume there will be 3-sections, 5-feet long with each section on a dedicated circuit.

•          Assume there will be 2-Refrigerators in the Kitchen so 2-Dedicated outlets will be required for these units.

LIGHTING FIXTURES

•             All new building standard 2’x4’, direct/indirect, center diffuser, fluorescent light fixtures, minimum one (1) per 80 square feet of leased premises unless noted otherwise.

•             All lights are to be controlled by celling mounted motion sensors. Sensors are to be Hubbell, Non Adaptive Technology, Dual Technology, Line Voltage model #LVDT2000R120 or #LVPT2000R277 (depending on Voltage). Ensure appropriate unit, relays and contactors as required for larger open areas.

•             Training Room 101 is to have a motion sensor in addition to 3-light switches as follows: 1-lightswitch to control the first (and/or second) row of lights in the plan South location. Switches 2 & 3 are to control every other row of lights running plan East to West for control in this area.

•             Conference Rooms: 102, 103, 106, 116, 120 & 122 are to have 2-lights switches total and be tied into the motion sensors so lights will go off if not in use.

TELECOMMUNICATIONS

•             Provide minimum one (1) telephone/data ring & string per office/room in accordance with the approved space plan unless noted otherwise.

SPECIALTIES

•    All Bathrooms are to receive new, Stainless Steel tollet partitions throughout.

•             All Bathrooms, Kitchen 115 and the Training Room 101 are to receive new, Santa Cecilla (or equal) granite countertops with under mount sinks.

•          Furnish & install 4’ tall corner guards on all outside corners. Color to match walls and be approved by Tenant.

GENERAL

•             All permits (Including occupancy), review fees, Inspection fees, or other municipal fees are the responsibility of FIRST POTOMAC.

•    Cleaning prior to TENANT occupancy.

EXCLUDED

•             TENANT to provide ALL fixtures, furnishings, and equipment including but not limited to furniture, custom built-Ins, computers, computer wiring, appliances, refrigerator(s), microwave(s), projector(s), projection screen(s), A/V equipment, lockers, telephone(s), telephone systems, telephone wiring, network server(s), network wiring, and security system and wiring.

EXHIBIT C

DECLARATION

THIS DECLARATION is attached to and made a part of that certain Sixth Amendment to Lease dated the     day of                       , 2013, (“Sixth Amendment”) by and between Virginia FP Virginia Center, LLC, a/k/a Virginia Center, LLC, a Virginia limited liability company (“Landlord”) and Service Partners, LLC, a Virginia limited liability company (“Tenant”) for premises known as 1029 Technology Park Drive, Glen Allen, Virginia 23059 (“Premises”).

Landlord and Tenant do hereby declare that (a) the End Date is hereby established to be                       , 20    ; and (b) the Extension Term Expiration Date is hereby established to be                       , 20    unless the Lease is earlier terminated as may be provided therein. During the Extension Term, Tenant shall pay Base Rent in the amounts set forth in the following schedule:

Time Period	Per Square Foot Rate	Annual Rent	Monthly Rent
3/1/13 –	$11.75	N/A	$17,145.21
–	$11.25	$196,987.50	$16,415.63
–	$11.48	$201,014.80	$16,751.23
–	$11.71	$205,042.10	$17,086.84
–	$11.94	$209,069.40	$17,422.45
–	$12.18	$213,271.80	$17,772.65
–	$12.42	$217,474.20	$18,122.85
–	$12.67	$221,851.70	$18,487.64

The Lease is in full force and effect as of the date hereof. Landlord and Tenant each hereby acknowledge and represent to the other party that, to the best of such representing party’s knowledge, there is no condition, act or neglect by either party which would constitute a default under the Lease with the giving of notice, the passage of time or both, and that, to the best of the representing party’s knowledge, each party has performed all of its obligations under the Lease and made all payments due thereunder through the date of this Declaration.

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration under seal this    day of                       , 2013.

ATTEST/WITNESS:	LANDLORD:

Virginia FP Virginia Center, LLC,
a/k/a Virginia Center, LLC,
a Virginia limited liability company
	By:	First Potomac Realty Investment Limited Partnership
Its Sole Member
	By:	First Potomac Realty Trust
Its General Partner

By:
Name:
Title:
Date:

ATTEST/WITNESS	TENANT:

Service Partners, LLC,
a Virginia limited liability company

By:
Name:
Title:
Date:

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EXHIBIT D

TEMPORARY SPACE

BUILDING KEY PLAN
= FIELD VERIFIED

AREA
1,466 SQFT - OFFICE
7,222 SQFT - WAREHOUSE
8,688 TOTAL SQUARE FEET

117'
76'
ELECT. PANELS

©FIRST POTOMAC MANAGEMENT LLC. ALL RIGHTS RESERVED. THIS MATERIAL MAY NOT BE REPRODUCED, DISPLAYED, MODIFIED OR DISTRIBUTED WITHOUT THE EXPRESS PRIOR WRITTEN PERMISSION OF THE COPYRIGHT HOLDER.

FIRST POTOMAC
REALTY TRUST
www.First-Potomac.com

VIRGINIA CENTER TECHNOLOGY ONE
TECHNOLOGY PARK DRIVE
GLEN ALLEN, VA 23060

D-1